Exhibit 10.1

The Prudential Tower
Prudential Center
Boston, Massachusetts 02199
(the “Building”)

FIRST AMENDMENT

Execution Date:  October 7, 2004

	LANDLORD:	BP Prucenter Acquisition LLC

	TENANT:	The First Marblehead Corporation, a Delaware corporation

	EXISTING PREMISES:	The entirety of the thirty-fourth (34th) floor of the Building, containing 26,296 rentable square feet, in accordance with the floor plan annexed to the Lease as Exhibit D

ORIGINAL LEASE DATA	DATE OF LEASE:	September 5, 2003

	COMMENCEMENT DATE OF EXISTING PREMISES:	December 1, 2003

	RENT COMMENCEMENT DATE OF EXISTING PREMISES:	April 1, 2004

	TERMINATION DATE:	March 31, 2014

	PREVIOUS LEASE AMENDMENTS:	None

FIRST AMENDMENT PREMISES:

The entirety of the twenty-ninth (29th) floor of the Building, containing 25,676 rentable square feet, substantially as shown on Exhibit A, First Amendment, Sheet 1, a copy of which is attached hereto and incorporated by reference herein

WHEREAS, Tenant desires to lease additional Premises from Landlord, to wit, the First Amendment Premises;

WHEREAS, Landlord is willing to lease the First Amendment Premises to Tenant on the terms and conditions hereinafter set forth;

NOW THEREFORE, the above-described lease (the “Lease”) is hereby amended as follows:

1.                                       DEMISE OF THE FIRST AMENDMENT PREMISES

Landlord hereby demises and leases to Tenant and Tenant hereby hires and takes from Landlord, the First Amendment Premises for a Term commencing as of the CD, as hereinafter defined in Paragraph 1.A, and terminating as of March 31, 2014 (“Termination Date”).  Said demise of the First Amendment Premises shall be upon all of the terms and conditions of the Lease (including, without limitation, (i) Tenant’s obligation to pay Annual Fixed Rent, as hereinafter provided, (ii) Tenant’s obligation to pay Tax Excess, in accordance with Section 6.2 of the Lease, and (iii) Tenant’s obligation to pay Operating Cost Excess, in accordance with Section 7.5 of the Lease), except as follows:

A.                                   The Commencement Date in respect of the First Amendment Premises (“CD”) shall be the first to occur of (a) the day on which the First Amendment Premises are deemed to be substantially completed, as defined in Section 4.1(C) of the Lease, based upon the performance of Landlord’s First Amendment Premises Work, as defined in Section 2 below, or (b) the date upon which Tenant commences use of the First Amendment Premises for business purposes (the parties hereby agreeing that the installation of Tenant’s furniture, fixtures and equipment shall not be considered to be business purposes).

B.                                     The Rent Commencement Date in respect of the First Amendment Premises (“RCD”) shall be the date six (6) months after the CD (“Fixed Rent Abatement Period”) (i.e., Tenant shall have no obligation to pay Annual Fixed Rent during the first (1st) six (6) months of the Term of the Lease in respect of the First Amendment Premises (“Abated Fixed Rent “).  Notwithstanding anything to the contrary herein contained, if Tenant defaults at any time during the Term of the Lease and fails to cure such default within any applicable cure period under the Lease, all Abated Fixed Rent shall immediately become due and payable.  The payment by Tenant of the Abated Fixed Rent in the event of a default shall not limit or affect any of Landlord’s other rights, pursuant to this Lease or at law or in equity.  During the Fixed Rent Abatement Period, only Annual Fixed Rent payable in respect of the First Amendment Premises shall be abated, and Tax Excess, Operating Cost Excess and all other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease.  In the event that Tenant pays to Landlord the Abated Fixed Rent in accordance with this Paragraph 1(B), then the monthly installments of Annual Fixed Rent thereafter (i.e., after Tenant makes such payment) payable by Tenant during the remainder of the initial Term of the Lease shall be reduced by the Monthly Abated Fixed Rent Reduction, as hereinafter defined.  The “Monthly Abated Fixed Rent Reduction” shall be defined as the amount of Abated Fixed Rent actually paid by Tenant to Landlord, amortized a straight-line basis in equal monthly installments over the remainder of the initial Term of the Lease.

C.                                     No Annual Fixed Rent shall be payable in respect of the First Amendment Premises prior to the RCD.  The Annual Fixed Rent payable in respect of the First Amendment Premises for the period from and after the RCD shall be as follows:

Time Period	Rent PSF	Annual Fixed Rent	Monthly Payment

RCD through the date 55 months(1) after the CD:	$39.50	$1,014,202.00	$84,516.84

The date 55 months after the CD through March 31, 2014:	$43.50	$1,116,906.00	$93,075.50

D.                                    Base Operating Expenses in respect of the First Amendment Premises means Operating Expenses for the Building for calendar year 2005 (that is the period beginning January 1, 2005 and ending December 31, 2005).

E.                                      Base Taxes in respect of the First Amendment Premises means Landlord’s Tax Expenses for fiscal tax year 2005 (that is the period beginning July 1, 2004 and ending June 30, 2005).

F.                                      In accordance with the provisions of Section 2.1 of the Lease, Landlord shall have no right to relocate the First Amendment Premises prior to the third (3rd) anniversary of the Rent Commencement Date in respect the Existing Premises.

(1) The fixed rent adjustment date shall occur in the 55th month after the CD on the same day of the month as the CD occurs.  For example, if the CD occurs on January 15, 2005, then the Annual Fixed Rent shall be increased from $1,014,202.00 to $1,116,906.00 effective as of July 15, 2009.

G.                                     Tenant’s Extension Options as set forth in Section 3.2 of the Lease, shall apply to the First Amendment Premises.  The parties hereby acknowledge that Tenant’s Extension Options may be exercised with respect to (i) both the Existing Premises and the First Amendment Premises, (ii) only the Existing Premises, or (iii) only the First Amendment Premises.  If Tenant exercises its option to extend the Term of the Lease for an Extended Term pursuant to Section 3.2 of the Lease, then the Term of the Lease shall be extended with respect to premises set forth in Tenant’s notice.  In the event Tenant exercises said option with respect to only one of the premises, then the Term of the Lease shall expire with respect to the other premises on the then Termination Date.

H.                                    In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

2.                                       CONDITION OF FIRST AMENDMENT PREMISES

Landlord shall perform the work (“Landlord’s First Amendment Premises Work”) necessary to prepare the First Amendment Premises for Tenant’s occupancy (including renovation of the bathrooms on the twenty-ninth (29th) floor) in accordance with all of the terms and conditions set forth in Article IV of the Lease and Exhibit B to the Lease, except as follows:

A.                                   Definitions.  With respect to Landlord’s First Amendment Premises Work, the terms set forth in this Paragraph 2.A shall be defined as follows:

• Authorization to Proceed Date:	September 28, 2004

• Estimated Commencement Date:	January 14, 2005

• Outside Completion Date:	January 14, 2006

• Tenant’s Construction Representative:	Robert Campbell

• Landlord’s Construction Representative:	Gretchen McGill

B.                                     Exhibit B-1.  Exhibit B-1, First Amendment, a copy of which is attached hereto shall apply to Landlord’s First Amendment Premises Work in lieu of Exhibit B-1 attached to the Lease.

C.                                     Tenant’s Termination Right in respect of First Amendment Premises.  Section 4.2 of the Lease shall have no applicability to the First Amendment Premises or Landlord’s First Amendment Premises Work, and in lieu thereof the following shall be substituted in its place:

“If the Commencement Date in respect of the First Amendment Premises shall not have occurred on or before Outside Completion Date in respect of the First Amendment Premises (which Outside Completion Date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Force Majeure as defined in Section 14.1 of the Lease, as well as for any Tenant Delay as defined in Section 4.1(B) of the Lease, without limiting Landlord’s other rights on account thereof), Tenant shall have the right to terminate the Lease in respect of the First Amendment Premises only (i.e. Tenant’s termination right pursuant to this paragraph shall not affect Tenant’s demise of the Existing Premises) by giving notice to Landlord of Tenant’s desire to do so at any time before such completion and within the time period from the Outside Completion Date in respect of the First Amendment Premises (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date in respect of the First Amendment Premises (as so extended); and, upon the giving of such notice, the Term of the Lease in respect of the First Amendment Premises shall cease and come to an end, this First Amendment shall be void and without further force or effect, and without further liability or obligation on the part of either party under this First Amendment or with respect to the First Amendment Premises, unless, within thirty (30) days after receipt of such notice, the Commencement Date in respect of the First Amendment Premises occurs.  Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord’s First Amendment Premises Work, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date in respect of the First Amendment Premises.  The remedies set forth in this paragraph are Tenant’s sole and exclusive rights and remedies based upon any delay in the performance of Landlord’s First Amendment Premises Work.”

E.                                      Special Allowance in Respect of First Amendment Premises.  Landlord shall provide to Tenant a special allowance in respect of the First Amendment Premises equal to $1,668,940.00, being the product of (i) $65.00 and (ii) the Rentable Floor Area of the First Amendment Premises (“First Amendment Tenant Allowance”).  The First Amendment Tenant Allowance shall be paid upon all of the same terms and conditions set forth in Section 4.4 of the Lease.  Landlord hereby acknowledges that Tenant may apply up to twenty percent (20%) of the First Amendment Tenant Allowance towards the payment of various “soft” costs (including, without limitation, wiring and cabling costs, telecommunications costs, business wire services costs, architectural and engineering fees, general construction fees and management fees) incurred by Tenant in connection with the preparation of the First Amendment Premises for Tenant’s occupancy.

F.                                      Bathroom Allowance in Respect of First Amendment Premises.  Landlord shall provide to Tenant an allowance to be used for the renovation of the bathrooms in the First Amendment Premises of up to $134,000.00 (“Bathroom Allowance”).  The Bathroom Allowance shall be paid upon all of the same terms and conditions set forth in Section 4.4 of the Lease, except that the only costs which may be reimbursed from the Bathroom Allowance shall be those costs related to the renovation of the bathrooms in the First Amendment Premises.

G.                                     Potential Verizon Strike.  Section 4.1(C)(6) of the Lease shall have no applicability to Landlord’s First Amendment Premises Work.

H.                                    Payment of Tenant Plan Excess Costs.  Tenant shall be obligated to pay all Tenant Plan Excess Costs in respect of the Landlord’s First Amendment Premises Work in accordance with Section 4.5 of the Lease, except as follows:

(i)                                     Maximum Amount, as defined in Section 4.5 of the Lease, with respect to Landlord’s First Amendment Premises Work shall be $513,520.00 (being the product of (i) $20.00 and (ii) the Rentable Floor Area of the First Amendment Premises) rather than $525,920.00;

(ii)                                  In the second (2nd) paragraph of Section 4.5 of the Lease, (i) the phrase “one hundred twenty-three (123) months” is deleted and the phrase “the number of full calendar months between the RCD and March 31, 2014” is substituted in its place, and (ii) the phrase “one hundred twenty-three (123) monthly payments” is deleted and the phrase “in equal monthly payments” is substituted in its place; and

(iii)                               The last sentence of the second (2nd) paragraph of Section 4.5 of the Lease is deleted in its entirety.

I.                                         Initial Fit Allowance.  Section 4.4(D) of the Lease shall have no applicability to Landlord’s First Amendment Premises Work.  However, Landlord agrees to provide Tenant with an allowance (“First Amendment Premises Fit Allowance”) of up to $2,567.60, being the product of ((i) $0.10 and (ii) the Rentable Floor Area of the First Amendment Premises toward the cost of the initial fit plans for the First Amendment Premises.

3.                                       RIGHT OF FIRST OFFER

A                                      Subject to the provisions of this Paragraph 3 (including, without limitation, Subparagraph F of this Paragraph 3), provided that at the time that any portion of the RFO Space, as hereinafter defined, first becomes available for reletting (i) there exists no “Event of Default” (defined in Section 15.1 of the Lease), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than twenty percent (20%) of the Rentable Floor Area of the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 12.2 of the Lease), Landlord agrees not to enter into a lease to relet such portion of the RFO Space without first giving to Tenant an opportunity to lease such space as hereinafter set forth.

B.                                     The “RFO Space” shall be defined as the twenty-sixth (26th) and twenty-seventh (27th) floors of the Building.  The RFO Space is presently leased to another tenant, The Gillette Company (“Gillette”), pursuant to a lease with Landlord, the term of which expires as of December 31, 2009, with Gillette having the right to further extend the term of such lease.  Any portion of the RFO Space shall be deemed to be “available for reletting” when Landlord, in its sole judgment, determines that: (x) such portion of the RFO Space will be vacated by Gillette, and anyone claiming through Gillette, and (y) Landlord intends to offer such area for lease.  Tenant acknowledges that Gillette may surrender the entire RFO Space to Landlord at the same time, or Gillette may surrender portions of the RFO Space at different times.  All portions of the RFO Space which are surrendered to Landlord at the same time shall be deemed to be available for reletting by Tenant at such time (i.e. and Tenant shall have the option to lease the entirety, but not less than the entirety, of the portions of the RFO Space so surrendered by Gillette).

C.                                     When Landlord determines that any portion of the RFO Space becomes so available for reletting, Landlord shall notify Tenant of the availability of such space, the date when Landlord estimates that the Commencement Date in respect of such portion of the RFO Space will occur, and Landlord’s designation of the Prevailing Market Rent applicable to such portion of the RFO Space (“Landlord’s Notice”).  If Tenant wishes to exercise Tenant’s right of first offer, Tenant shall do so, if at all, by giving Landlord notice (“Tenant’s RFO Exercise Notice”) of Tenant’s desire to lease the entire amount of such space on the terms set forth in this Paragraph 3 herein within fifteen (15) days after receipt of Landlord’s Notice to Tenant, time being of the essence.  If Tenant and Landlord do not agree upon the Prevailing Market Rent applicable to the RFO Space, then, provided that Tenant has timely given Tenant’s RFO Exercise Notice, Tenant shall have the right to submit such Prevailing Market Rent to Broker Determination in accordance with Exhibit H attached to the Lease.   If Tenant shall fail to timely give Tenant’s RFO Exercise Notice with respect to any portion of the RFO Space, time being of the essence in respect to such exercise, Tenant shall have no further right to lease such portion of the RFO Space.

D.                                    The leasing to Tenant of any portion of the RFO Space shall be upon all of the same terms and conditions of the Lease applicable to the Premises initially demised to Tenant, except as follows:

(1)                                  Commencement Date

The Commencement Date in respect of any portion of the RFO Space shall be the later of:  (x) the estimated Commencement Date in respect of such portion of the RFO Space as set forth in Landlord’s Notice, or (y) the date that Landlord delivers such portion of the RFO Space to Tenant.

(2)                                  Rent Commencement Date

The Rent Commencement Date in respect of any portion of the RFO Space shall be the earlier of: (x) the date ninety (90) days after the Commencement Date in respect of such portion of the RFO Space, or (y) the date that Tenant commences to use such portion of the RFO Space (or any portion of such portion of the RFO Space) for business purposes.

(3)                                  Termination Date

The Termination Date in respect of the RFO Space shall be the Termination Date of the Term of the Lease in respect of the Existing Premises.

(4)                                  Annual Fixed Rent

The Annual Fixed Rent in respect of such portion of the RFO Space shall be based upon the Prevailing Market Rent, as defined in Exhibit H attached to the Lease, of such portion of the RFO Space as of the Commencement Date in respect of such portion of the RFO Space.  Tenant may only request a Broker Determination of the Prevailing Market Rent at the time that Tenant unconditionally gives Tenant’s RFO Exercise Notice with respect to such portion of the RFO Space.  Without limiting any other factors which may be taken into account in determining such Prevailing Market Rent, such Prevailing Market Rent shall take into account: (x) the fact that the Rent Commencement Date in respect of such portion of the RFO Space may be ninety (90) days after the Commencement Date in respect of such portion of the RFO Space, and (y) the fact that, unless otherwise agreed to by the parties in writing, Tenant will, in accordance with Paragraph 3D(5), be taking the RFO Space “as-is”, without any obligation on the part of Landlord to provide any allowance or contribution to Tenant towards the preparation of such portion of the RFO Space for Tenant’s occupancy.   If the Broker Determination with respect to a Prevailing Market Rent has not been resolved before the commencement of Tenant’s obligation to pay rent based upon such Prevailing Market Rent, then Tenant shall pay Annual Fixed Rent and other charges under the Lease in respect of the premises in question based upon the Prevailing Market Rent designated by Landlord until either the agreement of the parties as to the Prevailing Market Rent, or the decision of the Brokers, as the case may be, at which time Tenant shall pay any underpayment of rent and other charges to Landlord, or Landlord shall refund any overpayment of rent and other charges to Tenant.

(5)                                  Condition of RFO Space

Tenant shall take each portion of the RFO Space “as-is” in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare such portion of the RFO Space for Tenant’s occupancy, and without any obligation on the part of Landlord to provide any allowance or contribution towards the preparation of such portion of the RFO Space for Tenant’s occupancy.

(6)                                  Parking

Landlord shall provide to Tenant one (1) unreserved parking space per 2,000 square feet of Rentable Floor Area of each portion of the RFO Space effective as of the Commencement Date in respect of such portion of the RFO Space.  Tenant shall not be entitled to any reserved parking spaces based upon its demise of the RFO Space.  Tenant’s use of such parking spaces shall be on all of the same terms and conditions as are applicable to the unreserved parking spaces provided to Tenant in connection with the Premises in initially demised to Tenant, as set forth in Article X of the Lease.

(7)                                  Base Years

Base Taxes in respect of each portion of the RFO Space shall be defined as Landlord’s Tax Expenses for the fiscal tax year in which the Commencement Date in respect of such portion of the RFO Space occurs. Base Operating Expenses in respect of each portion of the RFO Space shall be defined as Operating Expenses for the Building for the calendar year in which the Commencement Date in respect of such portion of the RFO Space occurs, adjusted to 95% occupancy in accordance with the provisions of Section 7.4 of the Lease.

E.                                      If Tenant shall exercise any such right of first offer and if, thereafter, the then occupant of any portion of the RFO Space wrongfully fails to deliver possession of such premises at the time when its tenancy is scheduled to expire, commencement of the term of Tenant’s occupancy and lease of such additional space shall, in the event of such holding over by such occupant, be deferred until possession of the additional space is delivered to Tenant.  The failure of the then occupant of such premises to so vacate shall not constitute or default or breach by Landlord and shall not give Tenant any right to terminate this Lease or to deduct from, offset against or withhold Annual Fixed Rent or additional rent (or any portions thereof). However, Landlord agrees to use good faith efforts (which shall be limited to the commencement and prosecution of eviction proceedings but shall not require the taking of any appeal) to cause the then occupant of the RFO Space to vacate such space when its tenancy expires.

F.                                      Notwithstanding anything to the contrary herein contained, if the estimated Commencement Date with respect to an RFO Space is on or after the date which is three (3) years prior to the scheduled termination date of the Lease, then Tenant shall have no right to lease such RFO Space unless: (i) Tenant has the right, pursuant to Section 3.2 of the Lease, to extend the Term of the Lease in respect of both the Existing Premises and First Amendment Premises for at least one additional Extended Term which is not yet lapsed unexercised, and (ii) Tenant, at the time that Tenant gives Tenant’s Exercise Notice with respect to such RFO Space, gives Tenant’s Extension Exercise Notice pursuant to Section 3.2 of the Lease, extending the Term of the Lease for such Extended Term in respect of both the Existing Premises and First Amendment Premises.  If Tenant exercises its right to extend the Term for such Extended Term pursuant to this Paragraph 3F, then, notwithstanding anything to the contrary in Section 3.2 or elsewhere in the Lease contained:

•                  Landlord agrees that Tenant shall have the right to give Tenant’s Extension Exercise Notice with respect to such Extended Term prior to the date fifteen (15) months prior to the expiration of the Term of the Lease;

•                  Tenant shall have no right to request, and Landlord shall not be required to give, Landlord’s Rent Quotation with respect to such Extended Term prior to the time that Tenant is required to give such Tenant’s Exercise Notice; and

•                  Landlord may give Landlord’s Rent Quotation at any time after the date fifteen (15) months prior to the expiration of the Term of the Lease, but prior to the commencement of such Extended Term (Tenant hereby acknowledging that Tenant shall be deemed to unconditionally have exercised its right to extend the Term for such Extended Term in respect of both the Existing Premises and First Amendment Premises after it has given Tenant’s Extension Exercise Notice even though it has not received any Landlord’s Rent Quotation and the parties may not have entered into any negotiations as to the Annual Fixed Rent payable with respect to such Extended Term), and,  if Landlord has not already given Landlord’s Rent Quotation to Tenant, Landlord shall, within thirty (30) days after Landlord’s receipt of Tenant’s request therefore made after the date fifteen (15) months prior to the expiration of the Term of the Lease, give Landlord’s Rent Quotation to Tenant.

G.                                     Execution of Lease Amendments

Notwithstanding the fact that Tenant’s exercise of the above-described option to lease any portion of the RFO Space shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of any portion of the RFO Space, except that the Annual Fixed Rent payable in respect of such portion of the RFO Space may not be as set forth in such Amendment.  At the time that such Annual Fixed Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its right of first offer, unless otherwise specifically provided in such lease amendment.

4.                                       EXPANSION OPTION

Provided that there is no Event of Default by Tenant, Tenant shall have the option to lease the entirety of the twenty-eighth (28th) floor of the Building (“Expansion Area”).  The Expansion Area contains approximately 25,676 rentable square feet, and is substantially as shown on Exhibit A, First Amendment, Sheet 2.  Landlord hereby represents to Tenant that the Expansion Area is presently occupied by Constellation New Energy, Inc. (“Existing Occupant”) and the Landlord expects that the Expansion Area will be available for occupancy by Tenant as of January 1, 2010 because the Existing Occupant’s lease expires as of December 31, 2009.

A.                                   Exercise of Rights to Expansion Areas

Tenant may exercise its option to lease the Expansion Area by giving written notice (“Exercise Notice”) to Landlord on or before December 1, 2008.  If Tenant fails timely to give such notice, Tenant shall have no further right to lease such Expansion Area, time being of the essence of this Paragraph 4.  Upon the timely giving of such notice, Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord, such Expansion Area, without the need for further act or deed by either party, for the term and upon all of the same terms and conditions of this Lease, except as hereinafter set forth.

B.                                     Lease Provisions Applying to Expansion Area

The leasing to Tenant of the Expansion Area shall be upon all the same terms and conditions of the Lease except as follows:

(1)                                  Commencement Date

The Commencement Date in respect of the Expansion Area shall be the later of: (x) January 1, 2010, or (y) the date that the Existing Occupant, and anyone claiming under the Existing Occupant, vacates the Expansion Area and delivers the Expansion Area to Landlord.

(2)                                  Rent Commencement Date

The Rent Commencement Date in respect of the Expansion Area shall be the earlier of: (x) the date ninety (90) days after the Commencement Date in respect of the Expansion Area, or (y) the date that Tenant commences to use the Expansion Area (or any portion of the Expansion Area) for business purposes.

(3)                                  Annual Fixed Rent

Annual Fixed Rent in respect of the Expansion Area shall be based upon the Prevailing Market Rent, as defined in Exhibit H attached to the Lease, of the Expansion Area as of the Commencement Date in respect of the Expansion Area. Without limiting any other factors which may be taken into account in determining such Prevailing Market Rent, such Prevailing Market Rent shall take into account: (x) the fact that the Rent Commencement Date in respect of such portion of the Expansion Area may be ninety (90) days after the Commencement Date in respect of such portion of the

Expansion Area, and (y) the fact that, unless otherwise agreed to by the parties in writing, Tenant will, in accordance with Paragraph 4B(6), be taking the Expansion Area “as-is”, without any obligation on the part of Landlord to provide any allowance or contribution to Tenant towards the preparation of such portion of the Expansion Area for Tenant’s occupancy.

(4)                                  Base Operating Expenses in respect of the Expansion Area means Operating Expenses for the Building for calendar year 2010, adjusted to 95% occupancy in accordance with the provisions of Section 7.4 of the Lease.

(5)                                  Base Taxes in respect of the Expansion Area means Landlord’s Tax Expenses for fiscal tax year 2010 (that is the period beginning July 1, 2009 and ending June 30, 2010).

(6)                                  Condition of Expansion Area

The Expansion Area shall be delivered by Landlord and accepted by Tenant “as-is”, in its then (i.e. as of the Commencement Date in respect of the Expansion Area), state of construction, finish and decoration, without any obligation on the part of Landlord to prepare or construct the Expansion Area for Tenant’s occupancy. In implementation of the foregoing, Landlord shall have no obligation to provide any allowance in respect of such Expansion Area.

C.                                     Notwithstanding the fact that Tenant’s exercise of the above-described expansion option shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of the Expansion Area, except that the Annual Fixed Rent payable in respect of such Expansion Area shall not be as set forth in such Amendment. Subsequently, after such Annual Fixed Rent is determined, the parties shall execute a written agreement confirming the same.  The execution of such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of the herein expansion options, unless otherwise specifically provided in such lease amendment.

5.                                       ALLOCATION OF ELECTRICITY CHARGES IN RESPECT OF THE FIRST AMENDMENT PREMISES

The First Amendment Premises shall be separately metered for electricity, as part of Landlord’s First Amendment Premises Work, and Tenant shall pay for all electricity charges in respect of the First Amendment Premises directly to the supplier of the same.

6.                                       SECURITY DEPOSIT

The parties hereby acknowledge that Landlord is holding a Letter of Credit in the amount of Five Hundred Thousand and 00/100 ($500,000.00) Dollars, pursuant to Section 16.26 of the Lease and subject to reduction in accordance with Section 16.26 of the Lease.  The parties hereby further acknowledge that Landlord shall continue to hold said Letter of Credit throughout the Term of the Lease, pursuant to and in accordance with said Section 16.26 of the Lease.

7.                                       PARKING PRIVILEGES IN RESPECT OF FIRST AMENDMENT PREMISES.

In addition to the Parking Privileges granted to Tenant pursuant to Article X of the Lease, Landlord shall provide to Tenant, in respect of the First Amendment Premises, monthly parking privileges (“Additional Parking Privileges”) in the Prudential Center Garage (the “Garage”) for seventeen (17) passenger automobiles for the parking of motor vehicles, fifteen (15) in unreserved stalls and two (2) in reserved stalls, in the Garage by Tenant’s employees commencing on the Commencement Date in respect of the First Amendment Premises.  Tenant’s reserved parking stalls shall be as shown on Exhibit B attached hereto.   Said Additional Parking Privilege shall be upon all of the same terms and conditions set forth in said Article X, except that the second (2nd), third (3rd) and fourth (4th) sentences of Section 10.1 of the Lease shall not apply to the Additional Parking Privileges.

8.                                       SIGNAGE

Tenant shall have the right, subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, to install a logo sign in the twenty-ninth (29th) floor elevator lobby.  The parties hereby acknowledge that Tenant’s current logo installed in the elevator lobby of the thirty-fourth (34th) floor is acceptable to Landlord.

9.                                       STORAGE SPACE; GENERATOR SPACE

A.                                   Sections 16.31A and B of the Lease are hereby deleted and the following is substituted in their place:

B.                                     Tenant shall have the right, by written election given to Landlord not more than one hundred twenty (120) days after the CD, to license up to 3,000 rentable square feet in the aggregate of dry storage space (“Additional Storage Space”) at a location or locations designated by Landlord within the Prudential Center.  The Additional Storage Space need not be contiguous, but each portion of the Additional Storage Space must be useable for storage purposes for items typically stored in connection with office uses.  Tenant shall pay a fee for such Additional Storage Space at the rate of $15.00 per rentable square foot per annum, increased by the increase in the Consumer Price Index every three (3) years.  Tenant shall not be obligated to pay Operating Expenses Excess or Tax Excess with respect to such Additional Storage Space.  Landlord shall not be obligated to provide any services to such Additional Storage Space.  Upon Tenant’s election to license such Additional Storage Space, the parties shall enter into Landlord’s standard form of license agreement therefor.

C.                                     Tenant shall have the right, by written election given to Landlord not more than one hundred twenty (120) days after the CD, to license up to 72 rentable square feet of space for an emergency generator (“Additional Generator Space”) at a location designated by Landlord within the Prudential Center.  Tenant shall pay a fee for such Additional Generator Space at the rate of $20.00 per rentable square foot per annum, increased by the increase in the Consumer Price Index every three (3) years.  Tenant shall not be obligated to pay Operating Expenses Excess or Tax Excess with respect to such Additional Generator Space.  Landlord shall not be obligated to provide any services to such Additional Generator Space.  Any generator to be installed by Tenant in the Additional Generator Space shall be subject to Landlord’s reasonable approval, and Tenant shall be responsible for the installation and maintenance thereof in accordance with all applicable laws, including without limitation obtaining and maintaining any required permits.  Upon Tenant’s election to license such Additional Generator Space, the parties shall enter into Landlord’s standard form of license agreement therefor.

10.                                 BROKERAGE.

(A)                              Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment other than The Codman Company, (the “Broker”), and in the event any claim is made against the Landlord relative to Tenant’s dealings with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection, subject to Landlord’s reasonable approval, and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)                                Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment other than the Broker, and in the event any claim is made against the Tenant relative to Landlord’s dealings with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection, subject to Tenant’s reasonable approval, and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

(C)                                Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker.

11.                                 TENANT PLAN EXCESS COSTS AND MONTHLY IMPROVEMENT COST PAYMENTS IN RESPECT OF EXISTING PREMISES

The parties confirm and agree that the total amount of Tenant Plan Excess Costs in respect of Landlord’s Work in respect of the Existing Premises was $525,920.00 and that the amount of Monthly Improvement Costs Payments payable by Tenant to Landlord in respect of the Existing Premises during the initial Term of the Lease is $6,561.91.

12.                                 INTERNAL STAIRWAY

If, at any time during the Term, Tenant is leasing space in the Building that is vertically contiguous, then Tenant shall have the right to construct, at Tenant’s expense or as part of a tenant improvement package from Landlord, an internal stairwell connecting the vertically contiguous spaces.  Such work shall be governed by the provisions of Article IX of the Lease.  Tenant’s use of such internal stairwell shall be conditioned upon the following:

(A)                              Tenant shall maintain its improvements in such internal stairwell in good condition, reasonable wear and tear, fire and other casualty excepted, throughout the Term of the Lease.

(B)                                Tenant shall, upon expiration or prior termination of the Term of the Lease, remove all improvements made by Tenant in such internal stairwell, and restore such internal stairwell to the condition in which it was in immediately prior to the making of such improvements.

(C)                                Tenant shall obtain all governmental approvals necessary for the use of such stairwell.

(D)                               Tenant’s use of the internal stairwell shall be solely for the purpose of pedestrian egress and ingress.

(E)                                 Tenant shall indemnify, defend and hold Landlord harmless, from and against all loss, cost or damage arising from Tenant’s use of such stairwell.

(F)                                 Tenant shall install such security measures are reasonably required by Landlord or which are required by law in connection with Tenant’s use of such stairwell.

13.                                 CONDITION OF LANDLORD’S EXECUTION

The parties hereby acknowledge that Landlord is only willing and able to execute this First Amendment if Digitas agrees to terminate the term of its lease in respect of the First Amendment Premises.  Therefore, if, on or before the date forty-five (45) days after the Execution Date of this First Amendment, Landlord does not enter into in agreement, in form and substance acceptable to Landlord, in its sole discretion, with Digitas agreeing to terminate the term of its lease in respect of the First Amendment Premises, both parties shall have the right, exercisable upon written notice to the other party, to render this First Amendment void and without further force or effect.

14.                                 As hereby amended, the Lease is ratified, confirmed and approved in all respects.

EXECUTED under seal as of the date first above-written.

LANDLORD:				TENANT:
BP PRUCENTER ACQUISITION LLC				THE FIRST MARBLEHEAD
By:	Boston Properties Limited Partnership,			CORPORATION
a Delaware limited partnership
	Its:	Manager		By:	/s/ Donald R. Peck
				Name:	Donald R. Peck
	By:	Boston Properties, Inc., a		Title:	Executive Vice President and
		Delaware corporation			Chief Financial Officer
		Its:	General Partner

		By:	/s/ David C. Provost
		Name:	David C. Provost
		Its:	Senior Vice President
Hereunto Duly Authorized

Date Signed:	10/7/04			Date Signed:	10/7/04

EXHIBIT A, FIRST AMENDMENT, SHEET 1

FIRST AMENDMENT PREMISES PLAN

EXHIBIT A, FIRST AMENDMENT, SHEET 2

EXPANSION AREA

EXHIBIT B-1, FIRST AMENDMENT

PLANS AND CONSTRUCTION SCHEDULE

Permit/GMP Plans (i.e., a set of plans sufficiently detailed to permit Landlord to apply for all permits and approvals necessary for the performance of Landlord’s Work and to permit Landlord to obtain guaranteed maximum price bid(s) for the cost of Landlord’s Work).  These plans will also be used to generate the list of, and associated costs for, long lead time items.

September 3, 2004

Construction Drawings (i.e., full construction drawings for the performance of Landlord’s Work, based on the approved GMP Plans)	September 17, 2004

Long Lead Items Release Date	September 17, 2004

Authorization to Proceed Date	September 28, 2004